 Merrill Lynch Depositor Inc. | 8-K

EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

INDEXPLUS TRUST SERIES 2003-1

DISTRIBUTION DATE

June 20, 2024

CUSIP NUMBER 45408V203

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the “Underlying Securities” (see following chart):

Interest:	$1,134,712.50
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$0.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,134,712.50
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	see the following chart for the aggregate stated principal amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

(v)	the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Initial Principal Balance:	$37,500,000
Reduction:	(0)
Principal Balance 6/20/24:	$37,500,000

Amounts Received Per Issuer:

Issuer	Interest Collected
The Boeing Company	$67,773.13
Citigroup Inc.	$65,006.88
Credit Suisse Group AG.	$78,838.13
Daimler Finance North America LLC	$94,052.50
Ford Motor Company	$82,434.25
General Electric Capital Corporation	$74,688.75
Ally Financial Inc.	$88,520.00
The Goldman Sachs Group, Inc.	$67,773.13
Johnson & Johnson	$54,771.75
Macy’s Retail Holdings, Inc.	$76,348.50
Time Warner Companies, Inc.	$73,305.63
Valero Energy Corporation	$82,987.50
Verizon Communications Inc.	$85,753.75
CBS Corporation	$60,857.50
Weyerhaeuser Company	$81,604.38
$1,134,712.50

Principal Amounts, Rates & Current Ratings:

Issuer		Rate	CUSIP	Moody's	S&P
The Boeing Company	$2,213,000	6.125%	097-023-AU9	Baa3	BBB-
Citigroup Inc.	$2,213,000	5.875%	172-967-BU4	A3	BBB+
Credit Suisse Group AG	$2,213,000	7.125%	225-41L-AE3	Aa2	A+
Daimler Finance North America LLC	$2,213,000	8.500%	233-835-AQ0	A3	A-
Ford Motor Company	$2,213,000	7.450%	345-370-CA6	Ba1	BBB
General Electric Capital Corporation	$2,213,000	6.750%	369-62G-XZ2	Baa1	BBB+
Ally Financial Inc	$2,213,000	8.000%	370-425-RZ5	Baa3	BBB-
The Goldman Sachs Group, Inc.	$2,213,000	6.125%	381-41G-CU6	A2	BBB+
Johnson & Johnson	$2,213,000	4.950%	478-160-AL8	Aaa	AAA
Macy’s Retail Holdings, Inc.	$2,213,000	6.900%	577-778-BQ5	Ba1	BB+
Time Warner Companies, Inc.	$2,213,000	6.625%	887-315-BN8	Baa2	BBB-
Valero Energy Corporation	$2,213,000	7.500%	919-13Y-AE0	Baa2	BBB
Verizon Communications Inc.	$2,213,000	7.750%	923-44G-AS5	Baa1	BBB+
CBS Corporation	$2,213,000	5.500%	925-524-AV2	Baa3	BB+
Weyerhaeuser Company	$2,213,000	7.375%	962-166-BR4	Baa2	BBB
United States Department of Treasury	$4,305,000	0.000%	912-803-CH4	Aaa	AA+